Exhibit 3(i)(b)

AMENDED CERTIFICATE OF INCORPORATION

(After Receipt of Payment of Stock)

TO:

OKLAHOMA SECRETARY OF STATE

2300 N. Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 521-3912

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.

A.

The name of the corporation is:

Instachem Systems, Inc.

___________________________________________________________________________

B.

As amended:  The name of the corporation has been changed to:

N/A

___________________________________________________________________________

2.

The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

John Heskett          501 S. Johnstone Avenue, Suite 501  Bartlesville, OK       74105

___________________________________________________________________________

Name of Agent                 Street Address                        City         County                       Zip Code

(P. O. BOXES ARE NOT ACCEPTABLE)

3.

The duration of the corporation is:

Perpetual

4.

The aggregate number of authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

Exhibit 3(i)(b)

NUMBER OF SHARES

SERIES

      PAR VALUE PER SHARE

(If any)

(Or, if without par value, so state)

COMMON

15,000,000

         $ 0.001

PREFERRED

  5,000,000

 $0.01

5.

Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

The provision to the Certificate of Incorporation numbered as part “V” is hereby amended to add the following paragraph at the end of said part “V” provision as follows:

Reverse Stock Split.   Effective as of July 15, 2005, the Company’s issued and outstanding shares of common stock are to be reverse split on a basis of 1-for-127, so that stockholders will own one share of common stock for each one hundred twenty five shares of common stock now held by the stockholder.  The stockholders whose stockholding is reversed to below 100 shares will receive the number of shares required to leave the stockholder with a 100 share round lot.   Fractional shares will be rounded to the next whole number.

PASSED and APPROVED on the 15th day of July, 2005.

/s/   Curtis Hunsinger

Curtis Hunsinger,  President and Sole Director of Instachem Systems, Inc.

/s/   Ruth Shepley

Ruth Shepley, President of Venture Fund I, Inc., and Majority Shareholder holding 51% of the voting rights of Instachem Systems, Inc.